EXHIBIT 23.2

MANTYLA MCREYNOLDS LLC

Mantyla McReynolds LLC
5872 South 900 East, Suite 250
Salt Lake City, Utah 84121
Telephone: 801.269.1818
Facsimile 801.266.3481

December 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (for the registration of 2,020,000 shares of the common stock of the Company) of our report dated March 14, 2007 relating to the balance sheet of Northern Oil and Gas, Inc. [a development stage company] as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the period from inception [October 5, 2006] through December 31, 2006 (reported in the Company’s Form 8-K dated March 23, 2007). We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2007 relating to the balance sheet of Northern Oil and Gas, Inc. (formerly Kentex Petroleum, Inc.) [a development stage company] as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2006 and 2005, and for the period from Reactivation [May 8, 1999] through December 31, 2006 (reported in the Company’s Annual Report on Form 10-KSB). Further, we also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mantyla McReynolds LLC
Mantyla McReynolds LLC
Salt Lake City, Utah